Exhibit 99.1

Pacific Asia Petroleum, Inc. to host Investor Conference Call on Year End Update and Business Strategy for 2010

Hartsdale, N.Y.  November 30, 2009 – Pacific Asia Petroleum, Inc. (NYSE Amex: PAP) announced today that it will host a conference call with its shareholders on December 2, 2009. The Company’s President and CEO, Frank Ingriselli, will provide a year-end update on the Company’s China operations and discuss the Company’s 2010 business strategy that includes its recently signed Purchase and Sale Agreement on the Oyo Oilfield in Nigeria.

Date:                          December 2, 2009 (Wed)

Time:                         11:00am PT / 2:00pm ET

Participate :              To participate in the conference call, please dial 888-791-4309 (toll free) or  913-
                           312- 0396 (toll) at least 10 minutes prior to the start of the call.  Callers will need to reference confirmation code: 3595647

Listen only:              A live webcast of the call will be available at the Company's website
   www.papetroleum.com.   Questions can also be submitted beforehand through the
                                   webcast.

 Replay:                     The webcast will be archived on the Company's website following the call.

About Pacific Asia Petroleum, Inc.

Pacific Asia Petroleum, Inc. (NYSE Amex: PAP) is a U.S. publicly-traded energy company engaged in the development, production and distribution of oil and gas and is focused on early cash flow, high return projects.  The Company controls the rights to significant gas acreage under contract in China and is a strategic partner with several major energy companies in high-value oil fields in China.  The Company was founded in 2005 by a group of senior Texaco executives and is led by President and CEO Frank C. Ingriselli.  Pacific Asia Petroleum is headquartered in Hartsdale, New York, and also has offices in Beijing, China and California.

Media Contact:

Pacific Asia Petroleum, Inc.
Bonnie Tang
bonnietang@papetroleum.com

250 East Hartsdale Ave.
Hartsdale, NY 10530
(914) 472-6070
www.papetroleum.com

Investor Relations Contact:

Liviakis Financial Communications, Inc
John Liviakis
(415) 389-4670
John@Liviakis.com
www.liviakis.com
655 Redwood Hwy, Suite 395
Mill Valley, CA 94941

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